Exhibit 10.1

$209,000,000 6.00% Class A-2 Notes

$84,000,000 7.00% Class B-2 Notes

$57,000,000 9.50% Class M-2 Notes

FAT Brands GFG Royalty I, LLC

Issuer

FAT Brands Inc.

Manager

NOTE PURCHASE AGREEMENT

June 29, 2021

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

FAT Brands GFG Royalty I, LLC, a Delaware limited liability company (the “Issuer”), confirms its agreement with Jefferies LLC, as the initial purchaser (the “Initial Purchaser”), with respect to the sale by the Issuer and purchase by the Initial Purchaser of (i) $209,000,000 aggregate principal amount of 6.00% Series 2021-1 Fixed Rate Senior Secured Notes, Class A-2 (the “Class A-2 Notes”), (ii) $84,000,000 aggregate principal amount of 7.00% Series 2021-1 Fixed Rate Senior Subordinated Secured Notes, Class B-2 (the “Class B-2 Notes”), and (iii) $57,000,000 aggregate principal amount of 9.50% Series 2021-1 Fixed Rate Subordinated Secured Notes, Class M-2 (the “Series 2021-1 Class M-2 Notes,” and collectively with the Class A-2 Notes and the Class B-2 Notes, the “Notes”) under the terms and conditions contained in this note purchase agreement (the “Agreement”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Annex A to the Base Indenture (as defined below).

The Notes will be issued pursuant to the Base Indenture, dated as of July 22, 2021 (the “Base Indenture”), by and between FAT Brands GFG Royalty I, LLC (the “Issuer”) and UMB Bank, N.A., as trustee and securities intermediary (the “Indenture Trustee”), as supplemented by the Series 2021-1 Supplement, dated as of the Closing Date, by and between the Issuer and the Indenture Trustee (the “Series Supplement”, together with the Base Indenture, the “Indenture”). The Issuer will pledge to the Indenture Trustee the Indenture Collateral. to secure the obligations of the Issuer under the Base Indenture.

The sale of the Notes to the Initial Purchaser will be made without registration of the Notes under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon one or more exemptions from the registration requirements of the Securities Act. The Initial Purchaser intends to offer the Notes for sale within the United States to Persons who are qualified institutional buyers (“Qualified Institutional Buyers”) within the meaning of Rule 144A under the Securities Act, in reliance on Rule 144A or to non U.S. persons in reliance on Regulation S under the Securities Act. The Notes shall bear the legends applicable to 144A Global Notes and Regulation S Global Notes under the Indenture until such time as no longer required under the Securities Act.

In connection with the sale of the Notes, the Issuer has (i) prepared an initial preliminary offering memorandum dated June 28, 2021 (including any and all exhibits and appendixes thereto, the “Preliminary Offering Memorandum”), and (ii) will prepare a final offering memorandum dated June 29, 2021 (including any and all exhibits and appendices thereto, the “Final Offering Memorandum”). The time when the sale of the Notes was made by the Issuer to the Initial Purchaser was approximately 3:02 p.m. (New York time) on June 29, 2021 (the “Applicable Time”). For purposes hereof, the Preliminary Offering Memorandum shall constitute the “Time of Sale Information”.

Section 1. Representations and Warranties.

(a) Representations and Warranties by the Issuer. The Issuer represents and warrants to the Initial Purchaser as of the date hereof, the Applicable Time and as of the Closing Date as follows:

(i) Incorporation of Representations and Warranties. The representations and warranties of the Issuer in each Transaction Document to which the Issuer is a party will be true and correct in all material respects and are hereby incorporated by reference herein and restated for the benefit of the Initial Purchaser with the same effect as if set forth in full herein (except with respect to Section 7(a)(iii) herein).

(ii) Due Organization. The Issuer has been duly formed and is validly existing as a limited liability company under the laws of the State of Delaware, and all filings required at the date hereof under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “DLLCA”) with respect to the due formation and valid existence of the Issuer as a limited liability company have been made; the Issuer has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Final Offering Memorandum and to enter into and to perform its obligations under each Transaction Document to which it is a party, and the Issuer is duly qualified or registered as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership of property or to conduct its respective business, except where the failure to be so qualified has not and would not reasonably be expected to have a Material Adverse Effect on the Issuer.

(iii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer.

(iv) Authorization of Transaction Documents. As of the Closing Date, each Transaction Document to which the Issuer is a party has been duly authorized, executed and delivered by the Issuer and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding agreement of the Issuer, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(v) Time of Sale Information; Final Offering Memorandum. The Time of Sale Information, as of the Applicable Time did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made with respect to the omission of information in the Time of Sale Information regarding the pricing and price dependent information relating to the Notes. The Final Offering Memorandum, at the date thereof and at the Closing Date, will not, as amended or supplemented as of such dates, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vi) No Material Adverse Change. Since the respective dates as of which information is given in the Time of Sale Information and the Final Offering Memorandum, except as otherwise set forth therein, (A) there has been no Material Adverse Effect with respect to the Issuer and (B) there have been no transactions entered into by the Issuer, other than those in the ordinary course of business, which are material with respect to it. As used herein, the term “Material Adverse Effect” means, when used with respect to the Issuer or Manager, as the case may be, a material adverse effect on its results of operations, business, properties or financial condition, or in its ability to perform in any material respect its obligations under this Agreement and each Transaction Document to which it is a party.

(vii) General Solicitation. The Issuer has not directly, or through any agent, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Notes and the Issuer has not entered into any contractual agreement with respect to the distribution of the Notes, except for the arrangement with the Initial Purchaser for purchasing the Notes as contemplated by this Agreement.

(viii) Notes. The Notes are not of the same class (within the meaning of Rule 144A under the Securities Act) as any securities of the Issuer listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system.

(ix) Free Writing Prospectus. The Issuer has not made any offer to sell or solicitation of an offer to buy the Notes that would constitute a “free writing prospectus” (if the offering of the Notes were made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Initial Purchaser.

(x) Issuance of the Notes. As of the Closing Date, the Notes will have been duly authorized and will have been duly executed and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xi) Description of the Notes and the Transaction Documents. The Notes and the Transaction Documents conform in all material respects to the descriptions thereof and the statements relating thereto contained in the Time of Sale Information and the Final Offering Memorandum.

(xii) No Registration Required. Registration of the Notes under the Securities Act or qualification of the Indenture under the Trust Indenture Act of 1939 is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser and to each subsequent purchaser from the Initial Purchaser, each in the manner contemplated by this Agreement, the Transaction Documents, the Time of Sale Information and the Final Offering Memorandum. There are no contracts, agreements or understandings between the Issuer and any person, granting such person the right to require the Issuer to file a registration statement under the Securities Act with respect to any securities of the Issuer owned or to be owned by such person.

(xiii) No Integration. Neither the Issuer nor any Affiliate of the Issuer has directly or indirectly, sold, offered for sale or solicited offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security will be integrated with the sale of the Notes in a manner which would require the registration of the Notes under the Securities Act.

(xiv) No Other Arrangement. The Issuer has not entered into any contractual agreement with respect to the distribution of the Notes, except for the arrangement of the Issuer with the Initial Purchaser for purchasing the Notes as contemplated by this Agreement.

(xv) Absence of Defaults and Conflicts. The Issuer is not in violation of its certificate of formation or limited liability company agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties, operations or assets is subject (collectively, the “Issuer Instruments and Agreements”); and the execution, delivery and performance by the Issuer of the Transaction Documents to which it is a party and this Agreement, the consummation of the transactions contemplated herein, therein and in the Final Offering Memorandum (including the sale of the Notes to the Initial Purchaser pursuant to the terms of this Agreement and the use of the proceeds therefrom as described under the heading “Use of Proceeds” in the Time of Sale Information and the Final Offering Memorandum) and compliance by the Issuer with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a material breach of, a default or Event of Default under, or result in the creation or imposition of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest upon any of its property or assets pursuant to the Issuer Instruments and Agreements except for Liens permitted by the Transaction Documents, nor will such action result in any violation of the provisions of its certificate of formation or limited liability company agreement or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Issuer or any of its assets, properties or operations.

(xvi) No Fraud. Each Guarantor Asset was originated without any fraud, or material misrepresentation by the Securitization Entities or the Manager.

(xvii) Absence of Proceedings. Except as described in the Time of Sale Information and the Final Offering Memorandum there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or threatened against or affect the Issuer, which would reasonably be expected to result in a Material Adverse Effect with respect to the Issuer; the aggregate of all pending legal or governmental proceedings to which the Issuer is a party or which any of its properties or assets is the subject that are not described in the Final Offering Memorandum, including ordinary routine litigation incidental to the business, which would not reasonably be expected to result in a Material Adverse Effect with respect to the Issuer.

(xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court, governmental authority or agency or any other person is necessary in connection with (A) the issuance or the offering and sale of the Notes, (B) the authorization, execution, delivery and performance by the Issuer of the Transaction Documents to which it is a party or this Agreement or (C) the consummation by the Issuer of the transactions contemplated hereby or thereby, except such as have been obtained and are in full force and effect as of the Closing Date.

(xix) Possession of Licenses and Permits. The Issuer and each Securitization Entity possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure to obtain such Governmental Licenses, would not result in a Material Adverse Effect or would render a material portion of the Franchise Agreements unenforceable; the Issuer and each Securitization Entity is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure would not result in a Material Adverse Effect or would render a material portion of the Franchise Agreements unenforceable; all of the Governmental Licenses are valid and in full force and effect, except where such failure would not result in a Material Adverse Effect or would render a material portion of the Franchise Agreements unenforceable; and the Issuer has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect with respect to the Issuer or would render a material portion of the Franchise Agreements unenforceable.

(xx) Title to Guarantor Assets; Payment of Fees. As of the Closing Date, (A) the Issuer will have good and marketable title to the Guarantor Assets and all of the outstanding shares of capital stock, membership interests or other equity interests of each of the Securitization Entities is owned directly by the Issuer and the Issuer is the sole owner of each Securitization Entity free and clear of Liens other than Permitted Liens and the Lien in favor of the Indenture Trustee under the Indenture; (B) Issuer’s grant of the Indenture Collateral to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee a first priority perfected security interest therein, subject to no prior Lien other than Permitted Liens; and (C) all taxes, fees and other governmental charges arising in connection with the transactions contemplated by this Agreement and the Transaction Documents, including any amendments thereto and assignments and/or endorsements thereof, have been paid in full by the Issuer.

(xxi) Investment Company Act. The Issuer is not a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), commonly known as the “Volcker Rule”, because the Issuer is not, nor will it be following the issuance and sale of the Notes to the Initial Purchaser pursuant to this Agreement, required to be registered as an “investment company” within the meaning of Section 3(a)(1) under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and is not relying solely on the exemption from the definition of “investment company” set forth in section 3(c)(1) or 3(c)(7) of the Investment Company Act.

(xxii) Non-Reliance. The Issuer has not relied on the Initial Purchaser for any tax, regulatory, legal, accounting or other advice with respect to compliance with or registration under any statute, rule or regulation of any governmental, regulatory, administrative or other agency or authority.

(xxiii) Bankruptcy. The Issuer is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no event of bankruptcy has occurred.

(b) Representations and Warranties by Manager. The Manager represents and warrants to the Initial Purchaser that the representations and warranties of the Issuer set forth in Section 1(a) are true and correct as of the time made and further represents and warrants to the Initial Purchaser as follows:

(i) Incorporation of Representations and Warranties. The representations and warranties of the Manager in each Transaction Document to which the Manager is a party will be true and correct in all material respects and are hereby incorporated by reference herein and restated for the benefit of the Initial Purchaser with the same effect as if set forth in full herein (except with respect to Section 7(a)(iii) herein).

(ii) Due Organization. The Manager has been duly organized and is validly existing as a corporation under the laws of the State of Delaware; the Manager is duly qualified or registered as a foreign corporation to transact business, and is in good standing, in each jurisdiction where the qualification is necessary to conduct its business, except where the failure to be so qualified would not be reasonably expected to have a Material Adverse Effect; the Manager has the requisite power and authority to own its properties and conduct its business as described in the Final Offering Memorandum and to enter into and perform its obligations under each Transaction Document to which it is a party; and the Manager holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of its business as described in the Final Offering Memorandum.

(iii) Authorization of Transaction Documents. As of the Closing Date, each Transaction Document to which the Manager is a party has been duly authorized, executed and delivered by the Manager, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iv) Absence of Defaults and Conflicts. The Manager is not in violation of its articles of incorporation or bylaws, and the Manager is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties, operations or assets is subject (collectively, the “Manager Instruments and Agreements”), except where such failure would not have a Material Adverse Effect with respect to the Manager; and the execution, delivery and performance by the Manager of the Transaction Documents to which the Manager is a party and this Agreement, the consummation of the transactions contemplated herein, therein and in the Final Offering Memorandum and compliance by the Manager with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a material breach of, a default or Event of Default under, or result in the creation or imposition of any Lien upon any of its property or assets pursuant to the Manager Instruments and Agreements except for Liens permitted by the Transaction Documents, nor will such action result in any violation of the provisions of its certificate of incorporation or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its assets, properties or operations.

(v) Ownership. All of the outstanding shares of capital stock, membership interests or other equity interests of the Issuer, is owned directly by the Manager, free and clear of any Lien, charge, encumbrance or other interest which secures payment or performance of any obligation in any real or personal property, asset or other right held, owned or being purchased or acquired, except for Liens created by the Indenture or the other Transaction Documents or which constitute Permitted Liens (as such terms are defined in the Indenture).

(vi) Absence of Proceedings. Except as described in the Time of Sale Information and the Final Offering Memorandum there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or threatened, against or affecting the Manager which is or which would reasonably be expected to result in a Material Adverse Effect with respect to the Manager; the aggregate of all pending legal or governmental proceedings to which the Manager is a party or of which any of its properties, operations or assets is the subject which are not described in the Final Offering Memorandum, including ordinary routine litigation incidental to the business, which would not reasonably be expected to result in a Material Adverse Effect with respect to the Manager.

(vii) No Fraud. Each Guarantor Asset was originated without any fraud, or material misrepresentation by the Securitization Entities or the Manager.

(viii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court, governmental authority or agency is necessary in connection with (A) the issuance of the Notes or the offering and sale of the Notes, (B) the authorization, execution, delivery and performance by the Manager of the Transaction Documents to which it is a party or this Agreement or (C) the consummation by the Manager of the transactions contemplated hereby or thereby, except such as have been obtained and are in full force and effect as of the date hereof.

(ix) Possession of Licenses and Permits. The Manager possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure to obtain such Governmental Licenses, would not result in a Material Adverse Effect or would render a material portion of the Franchise Agreements unenforceable; the Manager is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure would not result in a Material Adverse Effect or would render a material portion of the Franchise Agreements unenforceable; all of the Governmental Licenses are valid and in full force and effect, except where such failure would not result in a Material Adverse Effect or would render a material portion of the Franchise Agreements unenforceable; and the Manager has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect with respect to the Manager or would render a material portion of the Franchise Agreements unenforceable.

(x) Securities Act. There are no contracts, agreements or understandings between the Manager and any person, granting such person the right to require the Manager to file a registration statement under the Securities Act with respect to any securities of the Manager owned or to be owned by such person.

(xi) Free Writing Prospectus. The Manager has not made any offer to sell or solicitation of an offer to buy the Notes that would constitute a Free Writing Offering Document without the prior consent of the Initial Purchaser.

(xii) Non-Reliance. The Manager has not relied on the Initial Purchaser for any tax, regulatory, legal, accounting or other advice with respect to compliance with or registration under any statute, rule or regulation of any governmental, regulatory, administrative or other agency or authority.

(xiii) Compliance with Anti-Money Laundering Laws. The operations of the Manager and each of its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Manager and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Manager or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Manager’s knowledge, overtly threatened.

(xiv) No Conflicts with Sanctions Laws. None of the Manager nor any of its Subsidiaries (direct or indirect), or directors, officers, employees or any agent, is currently the subject of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Manager nor any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and neither the Manager nor any of its Subsidiaries will directly or indirectly use the proceeds of the transactions hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person or entity (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction) of Sanctions. For the past three years, the Manager has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xv) USA Patriot Act. Neither the Manager nor any Subsidiary of the Manager is (i) a country, territory, organization, person or entity named on an Office of Foreign Asset Control list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns.

(xvi) No Material Adverse Change. Since the date as of which information is given in the Final Offering Memorandum, except as otherwise set forth therein, there has been no Material Adverse Effect with respect to the Manager.

(xvii) Financial Statements. The historical consolidated financial statements of the Manager and its Subsidiaries (including the related notes and supporting schedules) included or incorporated by reference in the Final Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(xviii) Financial Reporting. The Manager and each of its Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Manager’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. The Manager and each of its subsidiaries maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Manager’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Manager’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Manager’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Manager’s most recent Form 10-K, as of the date of the most recent balance sheet of the Manager and its consolidated subsidiaries reviewed or audited by Independent Auditors and the audit committee of the board of directors of the Manager, there were no material weaknesses in the Manager’s internal controls.

(xix) Insurance. The Manager and each of its Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility (or self-insurance) in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All such policies of insurance of the Manager and each of its Subsidiaries are in full force and effect; the Manager and each of its Subsidiaries are in compliance with the terms of such policies in all material respects; and none of the Manager and each of its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. There are no claims by the Manager or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except as would not reasonably be expected to have a Material Adverse Effect; and none of the Manager nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage, in all material respects, as and when such coverage expires or to obtain similar coverage, in all material respects, from similar insurers as may be necessary to continue its business at a cost that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) Sarbanes-Oxley Compliance. There is and has been no material failure on the part of the Manager and any of the Manager’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(xxi) Bankruptcy. The Manager is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no event of bankruptcy has occurred.

(c) Rule 144A and Regulation S. The Notes will, when issued, satisfy either the eligibility requirements of Rule 144A or Regulation S of the Securities Act. No order from the Securities and Exchange Commission (the “Commission”), any State securities commission or any foreign government or agency thereof preventing or suspending the offering of the Notes has been issued and no proceedings for that purpose have been instituted.

(d) Officer’s Certificates. Any certificate signed by any officer of the Manager or the Issuer and delivered at the Closing Date to the Initial Purchaser or counsel for the Initial Purchaser shall be deemed a representation and warranty by the Manager or the Issuer, as the case may be, to the Initial Purchaser as to the matters covered thereby.

(e) Initial Purchaser Representations. The parties hereto understand that the Initial Purchaser intends to offer the Notes for resale on the terms set forth in this Agreement, the Transaction Documents, the Time of Sale Information and the Final Offering Memorandum. The Initial Purchaser hereby represents and warrants as to itself, as of the effective date hereof, to the other parties hereto, the following:

(i) It is a Qualified Institutional Buyer.

(ii) It will offer and sell the Notes as part of its distribution at any time only to institutional investors that are reasonably believed by it to qualify as Qualified Institutional Buyers or to non U.S. persons in reliance on Regulation S, or if any such entity is buying for one or more institutional accounts for which such entity is acting as fiduciary or agent, only when such entity has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A or to non U.S. persons in reliance on Regulation S and in each case, in transactions in accordance with Rule 144A or Regulation S.

(iii) It will otherwise act in accordance with the terms and conditions set forth in this Agreement and the applicable provisions of the Indenture and in the Preliminary Offering Memorandum in connection with the offering and sale of the Notes contemplated hereby.

(iv) It will send or make available to each potential Noteholder (or Note Owner) who is to purchase Notes a copy of the Time of Sale Information and the Final Offering Memorandum as amended and supplemented at the date of such delivery.

(v) It has not used any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in violation of the Securities Act nor will any form of general solicitation or general advertising in violation of the Securities Act be used, nor will any offer in any matter involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or with respect to the notes to be sold in reliance on Regulation S, by means of any directed selling efforts made by the Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Notes.

(vi) It is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and all other jurisdictions where such qualification is necessary in light of the Initial Purchaser’s activities.

(vii) (1) This Agreement has been duly and validly executed and delivered by the Initial Purchaser and constitutes the valid, binding and enforceable agreement, except as enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affect creditor’s rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (2) the Initial Purchaser has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(viii) (a) It has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Notes to (x) any EU Retail Investor in the EEA, and (y) any UK Retail Investor in the UK; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of FSMA does not apply to the Issuer; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the UK. All terms used in this clause (viii) and not defined in this Agreement shall have the meanings ascribed to such terms in the Preliminary Offering Memorandum.

(ix) It has not made any offer to sell or solicitation of an offer to buy the Notes that would constitute a Free Writing Offering Document without the prior consent of the Issuer.

Section 2. Sale and Delivery to the Initial Purchaser; Closing.

(a) Purchase of Notes. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Issuer, the (i) Class A-2 Notes at a purchase price equal to 98.50000% of the principal amount thereof, (ii) Class B-2 Notes at a purchase price equal to 97.02250% of the principal amount thereof and (iii) Class M-2 Notes at a purchase price equal to 91.85125% of the principal amount thereof.

(b) Payment. Payment of the purchase price for the Notes shall be made at the offices of DLA Piper LLP (US), 500 8th Street, NW, Washington, DC 20004, or at such other place as shall be agreed upon by the Initial Purchaser and the Issuer, on or around 10:00 a.m. (New York time) on or about July 22, 2021 (such date of payment and delivery being called the “Closing Date”).

The Notes sold in reliance on the exemption from registration under Rule 144A will each initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). Rule 144A Notes may also be held through Clearstream and Euroclear Bank SA/NV, Brussels Office, as operator of the Euroclear System (“Euroclear”), as participants in DTC. Each Note offered to non U.S. persons in reliance on Regulation S will initially be issued in book-entry form through the facilities of DTC for the accounts of Clearstream or Euroclear. The interests of the beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. The Issuer shall cause the Indenture Trustee to settle the Notes, in each case in accordance with the applicable provisions of the Indenture.

Section 3. Covenants of the Issuer. The Issuer covenants and agrees as follows:

(a) Amendments. The Issuer will give the Initial Purchaser notice of its intention to amend or supplement the Time of Sale Information or the Final Offering Memorandum prior to the Closing Date, will furnish the Initial Purchaser with copies of all such documents a reasonable amount of time prior to use thereof and will not use any such document to which the Initial Purchaser or its counsel shall reasonably object.

(b) Delivery of Offering Documents. The Issuer will furnish to the Initial Purchaser electronic copies of each of the Time of Sale Information and Final Offering Memorandum and all amendments and supplements to such documents, in each case as soon as available. The Issuer will pay the expenses of reproducing and distributing to the Initial Purchaser all such documents.

(c) Continued Compliance with Disclosure Requirements. If at any time when the Time of Sale Information or the Final Offering Memorandum is to be delivered in connection with the sale of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Initial Purchaser or the Issuer, to amend or supplement the Time of Sale Information or the Final Offering Memorandum, as applicable, in order that the Time of Sale Information or the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend or supplement the Time of Sale Information or the Final Offering Memorandum in order to comply with their respective disclosure requirements under the Securities Act, the Issuer will promptly prepare, subject to the review and approval provisions afforded to the Initial Purchaser described in Section 3(a), such amendment or supplement as may be necessary to correct such statement or omission or to make the Time of Sale Information or the Final Offering Memorandum comply with such requirements, and the Issuer will furnish to the Initial Purchaser, without charge, electronic copies of such amendment or supplement as the Initial Purchaser may reasonably request.

(d) Use of Proceeds. The Issuer shall use the net proceeds received by it from the sale of the Notes in the manner specified in the Time of Sale Information and the Final Offering Memorandum under the heading “Use of Proceeds” and no proceeds received by the Issuer under this Agreement will be used by it for any purpose that violates Regulation T, U or X of the Federal Reserve Board.

(e) Rule 144A Information. So long as the Notes are a “restricted security” within the meaning of Rule 144 under the Securities Act, the Issuer shall, during any period when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, make available, upon request, to any holder of a Note in connection with any sale thereof and any prospective purchaser of a Note from such holder the information (“Rule 144A Information”) specified in Rule 144A(d)(4) under the Securities Act. The Issuer represents and warrants that each of the Preliminary Offering Memorandum and the Final Offering Memorandum, each as of its respective date, contains or incorporates by reference all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(f) General Solicitation. Neither the Issuer nor any Affiliate of the Issuer shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which (i) is or shall be integrated with the sale of a Note in a manner which would require the registration of such Note under the Securities Act, or (ii) would cause the offer and sale of a Note pursuant to this Agreement to fail to be entitled to the exemption from registration afforded by Section 4(a)(2) of the Securities Act. The Issuer will not enter into any contractual agreement with respect to the distribution of the Notes except for this Agreement.

(g) Further Assurances. The Issuer will promptly take such action as the Initial Purchaser shall reasonably request to qualify the Notes for offer and sale under the securities laws of such jurisdictions as the Initial Purchaser may reasonably request and to maintain such qualifications in effect for so long as required for the resale of the Notes by the Initial Purchaser.

(h) Covered Funds. The Issuer will not take any steps to become a Covered Fund.

Section 4. Covenants of Manager. The Manager covenants and agrees as follows:

(a) General Solicitation. Neither the Manager nor any of its Affiliates shall sell, offer for sale or solicit offers or otherwise negotiate in respect of any security (as defined in the Securities Act) which (i) is or shall be integrated with the sale of a Note in a manner which would require the registration of such Note under the Securities Act, or (ii) would cause the offer and sale of a Note pursuant to this Agreement to fail to be entitled to the exemption from registration afforded by Section 4(a)(2) of the Securities Act. The Manager will not enter into any contractual agreement with respect to the distribution of the Notes except for this Agreement.

(b) Bankruptcy. The Manager is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no event of bankruptcy has occurred.

(c) Further Assurances. The Manager will promptly take such action as the Initial Purchaser shall reasonably request to qualify the Notes for offer and sale under the securities laws of such jurisdictions as the Initial Purchaser may reasonably request and to maintain such qualifications in effect for so long as required for the resale of the Notes by the Initial Purchaser.

(d) Confidentiality. So long as any of the Notes are outstanding and so long as such information is required to be provided under the Indenture, the Manager will furnish to the Initial Purchaser, and upon request, to the Noteholders and prospective purchasers of the Notes that agree to certain confidentiality obligations, the information required by Rule 144A(d)(4) under the Securities Act in connection therewith; provided that so long as the information referred to above is publicly available on the Manager’s website or has been filed with or furnished to the Commission by the Manager or the Issuer and the Manager shall be deemed to comply with this Section 4(e).

Section 5. Payment of Expenses.

(a) Expenses. The Issuer and the Manager shall each pay for all of their own expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, reproduction and delivery of the Preliminary Offering Memorandum, the Time of Sale Information, the Final Offering Memorandum and each amendment or supplement thereto, (ii) the preparation, reproduction and delivery to the Initial Purchaser of this Agreement, each Transaction Document and each other document as may be required in connection with the issuance and delivery of the Notes or the offering or sale of the Notes, (iii) the fees and expenses of the counsel, accountants and other advisors of the Issuer, in connection with the transactions contemplated by this Agreement, (iv) the reasonable and documented fees and expenses of counsel to the Initial Purchaser, (v) the reasonable and documented fees and expenses of the Indenture Trustee, including the fees and disbursements of its counsel in connection with the transactions contemplated by this Agreement, and (vi) the costs and expenses (including any damages or other amounts payable in connection with legal or contractual liability) associated with the breaking of and re-execution of any contracts for sale of the Notes made by the Initial Purchaser caused by a breach of a representation contained herein.

(b) Termination of Agreement. If this Agreement is terminated by the Initial Purchaser in accordance with the provisions of Section 10, the Issuer shall reimburse the Initial Purchaser for all of its reasonable and documented out-of-pocket expenses, including the fees and disbursements of counsel for the Initial Purchaser.

Section 6. Conditions of the Obligations of the Initial Purchaser. The obligations of the Initial Purchaser are subject to the accuracy, in all material respects, of the representations and warranties of the Manager and the Issuer contained in Section 1 and in certificates of any officer of the Manager or the Issuer delivered pursuant to the provisions hereof or any Transaction Document, to the performance in all material respects, by Manager and the Issuer of their respective covenants and other obligations hereunder and under the Transaction Documents and to the following additional conditions:

(a) Incorporation of Conditions Precedent. The conditions precedent set forth in the Indenture are hereby incorporated by reference herein and restated for the benefit of the Initial Purchaser with the same effect as if set forth in full herein.

(b) Officer’s Certificate: Each of the Issuer and the Manager shall deliver an Officer’s Certificate, which shall include as exhibits thereto: (A) incumbency certificates identifying the qualified and acting officers authorized to execute and deliver the Transaction Documents, (B) resolutions duly adopted authorizing the execution, delivery and performance of each Transaction Document, and (C) true and complete copies of the formation documents of each entity accompanied by a good standing certificate issued by the office of registration of its jurisdiction of formation or organization.

(c) Accountants’ Agreed Upon Procedures Letters. No later than 10:00 a.m. (New York time) on the Closing Date, the Initial Purchaser shall have received from the Issuer’s accounting firm a letter or letters (the “Agreed Upon Procedures Letters”), in form and substance as previously agreed upon by the Initial Purchaser and otherwise satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser, containing statements and information of the type ordinarily included in accountants’ “agreed upon procedures letters” with respect to certain financial, statistical and other information contained in (A) the Preliminary Offering Memorandum, and (B) the Final Offering Memorandum.

(d) Officer’s Certificates. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Offering Memorandum, any Material Adverse Effect with respect to the Issuer or the Manager, and the Initial Purchaser shall have received a certificate, dated as of the Closing Date, of an authorized officer of (i) the Issuer to the effect that (A) there has been no such Material Adverse Effect, (B) the information describing the Issuer contained in the Time of Sale Information and the Final Offering Memorandum and the representations and warranties in Section 1(a) are true and correct, in each case, in all material respects, with the same force and effect as though expressly made at and as of the Closing Date and (C) the Issuer has complied with all agreements and satisfied all conditions, in each case, in all material respects, on its part to be performed or satisfied at or prior to the Closing Date and (ii) the Manager to the effect that (A) there has been no such Material Adverse Effect, (B) the information describing the Manager contained in the Time of Sale Information and the Final Offering Memorandum and the representations and warranties in Section 1(b) are true and correct, in each case, in all material respects, with the same force and effect as though expressly made at and as of the Closing Date and (C) the Manager has complied with all agreements and satisfied all conditions, in each case, in all material respects on its part to be performed or satisfied at or prior to the Closing Date.

(e) Opinion of Counsel for the Issuer and the Manager. At the Closing Date, the Initial Purchaser shall have received the opinion, dated as of the Closing Date, of Katten Muchin Rosenman LLP (“Katten”), counsel for the Issuer and the Manager, as to corporate, enforceability, and security interest matters customary for transactions like the one described in this Agreement and the Final Offering Memorandum, in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

(f) Opinion of Bankruptcy Counsel for the Manager. At the Closing Date, the Initial Purchaser shall have received the opinions, each dated as of the Closing Date, of Katten, in form and substance reasonably satisfactory to counsel for the Initial Purchaser, regarding (A) the contribution of assets by the Manager to the Issuer would not be compelled to be turned over, and (B) to the effect that should the Manager become the debtor in a case under the United States bankruptcy code, the court would not order the substantive consolidation of the assets and liabilities of the Issuer with those of the Manager.

(g) Opinion of Tax Counsel for the Issuer and the Manager. At the Closing Date, the Initial Purchaser shall have received the opinion, dated as of the Closing Date, of Katten, special federal income tax counsel for the Issuer and the Manager, in form and substance reasonably satisfactory to counsel for the Initial Purchaser, substantially to the effect that for federal income tax purposes, the Class A-2 Notes will and the Class B-2 Notes should be treated as indebtedness and the Issuer will not be classified as an association or a publicly traded partnership taxable as a corporation and that the statements in the Time of Sale Information and Final Offering Memorandum under the headings “Summary—Tax Status”, “Summary—ERISA Considerations”, and “ERISA Considerations”, to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

(h) Opinion of Counsel for the Indenture Trustee. At the Closing Date, the Initial Purchaser shall have received the favorable opinion, dated as of the Closing Date, of Seward & Kissel LLP, counsel for the Indenture Trustee, in form and substance reasonably satisfactory to counsel for the Initial Purchaser, substantially to the effect that:

i.	The Indenture Trustee is validly existing as a national banking association under the laws of the United States.

ii.	The Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Indenture and the other Transaction Documents to which it is a party, and has taken all necessary action to authorize the execution, delivery and performance by it of each of the Indenture and the other Transaction Documents to which it is a party.

iii.	The Indenture and each of the Transaction Documents to which the Indenture Trustee is a party is a legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with the its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

iv.	The Notes have been duly authenticated and delivered by the Indenture Trustee in accordance with the Indenture.

(i) Opinion of Counsel for the Initial Purchaser. At the Closing Date, the Initial Purchaser shall have received the favorable opinion, dated as of the Closing Date, of DLA Piper LLP (US), counsel for the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser.

(j) Additional Documents. At the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have been furnished with such documents and legal opinions as it may reasonably require for the purpose of enabling it to pass upon the issuance of the Notes and the sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained.

(k) Document Delivery. At the Closing Date, the Initial Purchaser shall have received a fully executed copy of each of the Transaction Documents.

(l) UCC Financing Statements. The Initial Purchaser shall have received evidence reasonably satisfactory to the Initial Purchaser, on or prior to the Closing Date, that UCC-1 financing statements are being filed (or have been sent for filing on the Closing Date) in all applicable governmental offices reflecting the grant by the Issuer to the Indenture Trustee pursuant to the Indenture of a security interest in the Indenture Collateral and grants by each Guarantor to the Indenture Trustee pursuant to the Guarantee and Collateral Agreement of a security interest in the “Collateral” (as defined under the Guarantee and Collateral Agreement).

(m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled, in all material respects, when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchaser by notice to the Issuer at any time, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8, 9 and 13 shall survive any such termination and remain in full force and effect.

Section 7. Indemnification.

(a) Indemnification of the Initial Purchaser. The Manager and the Issuer agree, jointly and severally, to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information, the Final Offering Memorandum or the marketing materials listed in Annex A or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

(iii) against any breach by Manager or Issuer of its representations or covenants contained herein (except with respect to the representations and warranties set forth in Section 1(a)(i) and 1(b)(i) herein) which has a material adverse effect on the Initial Purchaser; and

(iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Initial Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i), (ii) or (iii) above.

(b) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Upon receiving such notice, the indemnifying party will be entitled to participate in and, to the extent it shall elect, to assume, at the indemnifying party’s expense, the defense of the matter with counsel reasonably satisfactory to the applicable indemnified party. After written notice from the indemnifying party of its election to assume the defense thereof, the indemnifying party will not be liable to the indemnified party under this Section 7 for any legal expenses subsequently incurred by the indemnified party in connection with the defense of the matter unless (i) the defendants in the matter include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the position of the indemnified party and the indemnifying party in conducting the defense of any such matter or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (ii) the indemnifying party shall not have retained counsel reasonably satisfactory to the indemnified party within a reasonable time after notice of commencement of the matter or (iii) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party. In any circumstance described in the preceding sentence, the indemnified party may select separate counsel to assume defense of the matter on behalf of the indemnifying party. In no event shall the indemnifying parties be liable for fees and the reasonable and documented expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be withheld in bad faith, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(c) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and reasonable and documented expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 8. Contribution. If the indemnification provided for in Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the Initial Purchaser on the other hand from the offering of the Notes pursuant to this Agreement or if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions or circumstances which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the indemnifying party on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the placement of the Notes (before deducting expenses) received by the Issuer bear to the total amount of fees received by the Initial Purchaser pursuant to this Agreement. The relative fault of the Issuer on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer and the Initial Purchaser agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total amount of fees received by the Initial Purchaser in respect of the Notes exceeds the amount of any damages that the Initial Purchaser would otherwise have been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser.

Section 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement (including, without limitation, Sections 7 and 8) or in certificates of officers of Manager or the Issuer submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or any controlling person, or by or on behalf of the Manager or the Issuer, and shall survive delivery of the Notes to the Initial Purchaser.

Section 10. Termination of Agreement.

(a) Termination; General. The Initial Purchaser may terminate this Agreement for itself, by notice to the Issuer, at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Manager or the Issuer, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, (iii) if any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, (iv) if trading in any securities of Manager or any of its respective Affiliates has been suspended or materially limited by the Commission or if trading generally on the American Stock Exchange, the New York Stock Exchange or in the NASDAQ National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, (v) a material disruption has occurred in commercial banking or securities settlement or clearing services in the United States or (vi) if a banking moratorium has been declared by either federal or New York authorities, in each case of (i) through (vi), the effect of which as to make it, in the reasonable judgment of the Initial Purchaser, impracticable or inadvisable to acquire the Notes.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5, and provided further that Sections 1, 7, 8, 9 and 13 shall survive such termination and remain in full force and effect.

Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to (i) Jefferies LLC shall be directed to it at Jefferies LLC, 520 Madison Avenue, New York, NY 10022, Attention: General Counsel, (ii) the Manager shall be directed to it at FAT Brands Inc., 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, Attention: Andy Wiederhorn, E-mail: _________, Telephone: _________, and (iii) the Issuer shall be directed to it at FAT Brands GFG Royalty I, LLC, c/o FAT Brands Inc., 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, Attention: Andy Wiederhorn, E-mail: _________, Telephone: _________.

Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Manager, the Issuer and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchaser, the Manager, the Issuer and their respective successors and the controlling persons, directors and officers referred to in Sections 7 and 8 and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser, the Manager, the Issuer and their respective successors, and the controlling persons, directors and officers referred to in Sections 7 and 8 and their heirs and legal representatives and for the benefit of no other person, firm or corporation. No purchaser of the Notes from the Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

Section 13. Fiduciary Duties. The Issuer and the Manager each hereby acknowledges that in connection with the offering of the Notes and the transactions related thereto, as contemplated herein and in the other Transaction Documents, and the discussions and negotiations of the purchase price thereof set forth in this Agreement: (i) the Initial Purchaser has acted at arm’s length, is not an agent of or advisor to, and owes no fiduciary duties to, any of the Issuer, the Manager or any other Person, (ii) the Initial Purchaser owes the Issuer and the Manager only those contractual duties as are set forth in this Agreement and (iii) the Initial Purchaser may have interests that differ from those of the Issuer and the Manager. Each of the Issuer and the Manager hereby waive to the full extent permitted by applicable law any claims it may have against the Initial Purchaser arising from an alleged breach of fiduciary duty in connection with the offering of the Notes and the transactions related thereto, as contemplated herein and in the other Transaction Documents, including the discussions and negotiations of the purchase price thereof set forth in this Agreement.

Section 14. Status of Initial Purchaser. Nothing contained in this Agreement (a) shall prevent the Initial Purchaser from entering into any agency agreement, underwriting agreement or other similar agreement governing the offer and sale of securities with any issuer or issuers of securities or (b) shall be construed in any way as precluding or restricting other rights of the Initial Purchaser to sell or offer for sale any securities issued by any person, including securities similar to, our competing with, the Notes.

Section 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTIONS 5¬1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 17. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction hereof.

Section 18. Non-Petition. The Initial Purchaser hereby agrees that, prior to the date which is one year and one day after all the Notes have been paid in full, it will not institute against, or join any Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other similar proceedings under any Federal or state bankruptcy or similar law.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Initial Purchaser a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Manager, the Issuer and the Initial Purchaser in accordance with its terms.

FAT BRANDS INC., as Manager

By:	/s/ Andrew Wiederhorn
Name:	Andrew Wiederhorn
Title	CEO

FAT BRANDS GFG ROYALTY I, LLC, as Issuer

By:	/s/ Andrew Wiederhorn
Name:	Andrew Wiederhorn
Title:	CEO

CONFIRMED AND ACCEPTED,
as of the date first written above:

JEFFERIES LLC, as the Initial Purchaser

By:	/s/ Michael Wade
Name:	Michael Wade
Title:	Managing Director

ANNEX A

1.	FAT Brands GFG Royalty I, LLC (Series 2021-1) – Pricing Model Excel Spreadsheet

2.	FAT Brands GFG Royalty I, LLC Series 2021-1 Overview (see attached)